EXHIBIT 32.1

SECTION 906 CERTIFICATION OF
 PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
OF SURF A MOVIE SOLUTIONS INC.

In connection with the accompanying Annual Report on Form 10-K of Surf a Movie Solutions Inc. for the year ended September 30, 2012, the undersigned, Fadi Zeidan, President and Chief Executive Officer of Surf a Movie Solutions Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Annual Report on Form 10-K for the year ended September 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Annual Report on Form 10-K for the year ended September 30, 2012 fairly presents, in all material respects, the financial condition and results of operations of Surf a Movie Solutions Inc.

Date: December 21, 2012	/s/ Fadi Zeidan
Fadi Zeidan
President, Secretary, Treasurer and Director (and principal financial officer and principal accounting officer)